UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 5, 2007

TEEKA TAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-109548	13-4204191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5499 North Federal Highway, Suite D, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 989-3600

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
Item 7.01	Regulation FD Disclosure

At December 31, 2006 Teeka Tan Products, Inc. owed Messrs. Brian S. John and Richard A. Miller, executive officers and directors, an aggregate of $270,833 of accrued but unpaid compensation payable to them under the terms of their employment agreements. On March 5, 2007 Messrs. John and Miller converted this accrued but unpaid compensation into shares of Teeka Tan Products’ common stock based upon a conversion price of $0.05 per share which was equal to the fair market value of the stock. We issued each of Messrs. John and Miller 2,708,330 shares of our common stock for an aggregate issuance of 5,416,660 shares. The shares were issued in a transaction which was exempt from registration under the Securities Act of 1922 in reliance on an exemption provided by Section 4(2) of that act.

On March 9, 2007 Teeka Tan Products issued a press release announcing the conversion of these obligations into equity.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated March 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEEKA TAN PRODUCTS, INC.

Date: March 9, 2007	By:	/s/ Brian S. John
Brian S. John, CEO and President